Exhibit 99.3

TRANS WORLD CORPORATION
AMENDED AND RESTATED
DEFERRED COMPENSATION PLAN

Originally Effective as of May 17, 2006

As Amended and Restated Effective as of November 18, 2008

TRANS WORLD CORPORATION
AMENDED AND RESTATED
DEFERRED COMPENSATION PLAN

TRANS WORLD CORPORATION
AMENDED AND RESTATED
DEFERRED COMPENSATION PLAN

1.        Purpose.  The purpose of the Trans World Corporation Deferred Compensation Plan (the “Plan”) is to provide certain highly compensated members of the senior management team and Non-Employee Directors of Trans World Corporation, a Nevada corporation (the “Company”), and its Subsidiaries with the opportunity to elect to defer receipt of specified portions of their compensation and to have such deferred amounts treated as if invested in the common stock of the Company.  This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.  The Plan was originally effective as of May 17, 2006, and is hereby being amended and restated effective as of November 18, 2008, in order to comply with Section 409A of the Code.

The Company has adopted the Plan with the intention that the Plan shall at all times be characterized as a “top hat” plan of deferred compensation maintained for a select group of management or highly compensated employees, as described under ERISA Sections 201(2), 301(a)(3) and 401(a)(1), and the Plan shall at all times satisfy Section 409A of the Code.  The provisions of the Plan shall be construed to effectuate such intentions.  No benefits payable under this Plan shall be deemed to be grandfathered for purposes of Section 409A of the Code.

2.        Definitions.        In addition to the terms defined in Section 1 above, the following terms used in the Plan shall have the meanings set forth below:

(a)       “Administrator” shall mean such person or persons designated pursuant to Section 3(b) hereof to whom the Committee has delegated authority to take action under the Plan.

(b)       “Beneficiary” shall mean any person (which may include trusts and is not limited to one person) who has been designated by the Participant in his or her most recent written beneficiary designation form filed with the Company to receive the benefits specified under the Plan in the event of the Participant’s death.  If no Beneficiary has been designated or if no designated Beneficiary survives the Participant’s death, then the Beneficiary shall mean the Participant’s estate.

(c)       “Board” shall mean the Board of Directors of the Company.

(d)       “Change in Control” shall mean a change in the ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, in each case as provided under Section 409A of the Code and the regulations thereunder.

(e)       “Code” shall mean the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including any proposed regulation) thereunder shall include any successor provisions or regulations.

(f)       “Committee” shall mean two or more Non-Employee Directors designated by the Board of Directors of the Company as the Committee. The Board of Directors of the Company shall have the power to remove any Committee member with or without cause at any time the Board of Directors believes it to be appropriate to do so.

(g)       “Deferral Account” shall mean the account maintained on the books of the Company for each Participant with respect to the Plan. Each Participant’s Deferral Account shall consist of the following sub-accounts: (1) a Stock-Denominated Deferral Account, that is credited with Stock Units; (2) a Cash Account; and (3) such other sub-accounts as may be necessary as determined by the Committee. The Stock-Denominated Deferral Account (i) may not be diversified; (ii) must remain at all times credited with Stock Units; and (iii) must be distributed solely in the form of Stock; provided, however, that in the event of any change in the outstanding shares of Company Stock by reason of any recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, then the Stock Units in the Stock-Denominated Deferral Account of each Participant shall be adjusted either by the Committee in a reasonable manner to compensate for the change or by the agreement executed by the Company with respect to such event, and any such adjustment shall be conclusive and binding for all purposes of the Plan.  A Participant shall have no interest in his Deferral Account, nor shall it constitute or be treated as a trust fund of any kind.

(h)       “Disability” shall mean a Participant (1) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (2) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees of the Company or any Subsidiary (or would have received such benefits for at least three months if the Participant had been eligible to participate in such plan).

(i)       “Employee” means any person who is employed by the Company or any of its Subsidiaries, including employees who may also be directors of the Company or its Subsidiaries.

(j)       “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

(k)       “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.  References to any provision of the Exchange Act or rule thereunder shall include any successor provisions or rules.

(l)       “Fair Market Value” shall mean the closing sale price of a share of Company Stock on the date in question (or, if such day is not a trading day in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) or national quotation system in which such shares are then traded, or if no such closing prices are reported, the mean between the high bid and low asked prices that day on the principal market or national quotation system then in use, or if no such quotations are available, the price furnished by a professional securities dealer making a market in such shares.

(m)       “Non-Employee Director” means a member of the Board of Directors (including advisory boards, if any) of the Company or any Subsidiary that agree to participate in this Plan or any successor thereto, including an Advisory Director or a Director Emeritus of the Board of Directors of the Company and/or any Subsidiary or a former Employee of the Company and/or any Subsidiary serving as a director, Advisory Director or Director Emeritus, who is not an Employee of the Company or any Subsidiary.

(n)         “Participant” shall mean any Non-Employee Director of the Company or any Subsidiary and any Employee of the Company or any Subsidiary who is designated by the Committee as eligible to participate in this Plan and who makes an election to participate in the Plan.

(o)       “Separation from Service” shall mean a termination of the Participant’s services (whether as an employee or as an independent contractor) to the Company and its Subsidiaries for any reason other than death or Disability.  Whether a Separation from Service has occurred shall be determined in accordance with the requirements of Section 409A of the Code based on whether the facts and circumstances indicate that the Company and the Participant reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Participant would perform after such date (whether as an employee or as an independent contractor) would permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding thirty-six (36) month period.

(p)       “Specified Employee” shall mean a key employee as defined in Section 416(i) of the Code (without regard to Section 416(i)(5) of the Code) and as otherwise defined in Section 409A of the Code and the regulations thereunder.

(q)       “Stock” shall mean the common stock, with a par value of $0.001 per share, of the Company.

(r)       “Stock-Denominated Deferral Account” shall mean the accounts or sub-accounts established and maintained by the Company for specified deferrals made by a Participant pursuant to Section 5 hereof.

(s)       “Stock Unit” shall represent shares of Stock, with each Stock Unit representing one share of Stock, except to the extent the Stock and related Stock Units are adjusted pursuant to Section 2(g) above.

(t)       “Subsidiary” means any of the subsidiaries of the Company, existing as of the date of this Plan or as may exist in the future.

(u)       “Trust” shall mean any trust or trusts established by the Company pursuant to Section 6(e) hereof.

(v)       “Trustee(s)” shall mean the trustee(s) of the Trust(s). The Trustees shall be Non-Employee Directors appointed by the Board of Directors of the Company from time to time. The Board of Directors shall have the power to remove any Trustee with or without cause at any time the Board believes it to be appropriate to do so. The Trustees shall, at all times, act in the best interests of the Participants.

(w)       “Trust Agreement” shall mean the agreement(s) entered into between the Company and the Trustee(s), as amended or restated from time to time.

(x)       “Valuation Date” shall mean the close of business on the last business day of each calendar quarter; provided however, that in the case of determining the amount of any payment under the Plan, the Valuation Date shall mean the close of business on the last business day immediately preceding the date of the payment.

3.        Administration.

(a)       Committee Authority. The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to accomplish such purpose, including the power and authority to construe and interpret the Plan, to define the terms used herein, to prescribe, amend and rescind rules and regulations, agreements, forms and notices relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

(b)       Delegation of Duties; Powers.  The Committee may delegate its duties and responsibilities hereunder to administer the Plan, as it deems reasonable and appropriate, to the Administrator.  If an Administrator is appointed by the Committee, such Administrator shall serve at the will of, and may be removed (with or without cause) by the Committee at any time.  Any actions of the Committee or the Administrator with respect to the Plan shall be conclusive and binding upon all Participants and other persons interested in the Plan, except that any action of the Administrator will not be binding on the Committee.  The Committee and Administrator may each appoint agents and delegate thereto powers and duties under the Plan, except as otherwise limited by the Plan. The acts of agents shall be ministerial only.

(c)       Limitation of Liability.  Each member of the Committee and the Administrator shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other Employee of the Company or any Subsidiary, the Company’s independent public accountants or any compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan.  To the maximum extent permitted by law, no member of the Committee or the Administrator, nor any person to whom ministerial duties have been delegated, shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan.  To the maximum extent permitted by law, the Company shall indemnify the members of the Committee and the Administrator against any and all claims, losses, damages, expenses, including any reasonable and documented counsel fees and costs incurred by them, and any liability, including any amounts paid in settlement with their approval, arising from their action or failure to act.

4.        Participation.  The Committee or Administrator will notify each person of his or her eligibility to participate and the extent to which such person can participate in the Plan within fifteen (15) days of the Committee’s designation that such person is so eligible to participate in the Plan.

5.        Deferral and Payment Elections.

(a)       Deferrals.  With the consent of the Committee, a Participant may elect to defer cash compensation or directors’ fees to be received from the Company or a Subsidiary, using such forms as may be approved by the Committee from time to time. A deferral will occur on the date the cash compensation or directors’ fees are normally paid to the Participant in accordance with the then current policies of the Company.  The deferral of cash compensation or directors’ fees will be accrued on the books of the Company and will be credited, without interest, to a Participant’s Deferral Account as of the last business day of each calendar year quarter.  The Committee may impose limitations on the amounts permitted to be deferred and other terms and conditions of deferral under this Plan.  Any such limitations, and other terms and conditions of deferral, shall be set forth in the rules relating to this Plan, or election forms, other forms or instructions published by the Committee and/or the Administrator.

(b)       Deferral Elections.  When a properly completed election form is received by the Company, such election of the Participant shall be irrevocable with respect to the compensation for the plan year covered by the election.  Furthermore, upon a Participant’s initial deferral election, such Participant shall also elect the form (i.e., lump sum or installments) and distribution event(s) in which the payment of his or her Deferral Account shall be completed (a “payment election”), using such forms as may be approved by the Committee from time to time.

(c)       Date of Deferral Election.  An election to defer cash compensation or directors’ fees must be made on or prior to the December 31st immediately preceding the calendar year in which such income shall be earned.  Notwithstanding the foregoing, in the case of the first year in which a Participant becomes eligible to participate in the Plan, elections to defer cash compensation or directors’ fees hereunder may be made within 30 days of the date a Participant first becomes eligible to participate in this Plan with respect to services to be performed subsequent to the election, with such elections in each case to be effective as of the immediately following payroll period of the Company (or Subsidiary). Under no circumstances may a Participant defer cash compensation or directors’ fees to which the Participant has already attained, at the time of deferral, a legally enforceable right to receive such cash compensation or directors’ fees.

(d)       Termination of Deferral Election.  The Deferral Election of any Participant whose future participation in the Plan is terminated by the Committee shall be deemed terminated as of the first day of the Plan Year following such determination.

(e)       Prior Payment Elections.  Any prior payment elections made by a Participant when the Participant first became eligible to participate in the Plan shall continue in effect until such time as the Participant makes a subsequent payment election pursuant to either Section 5(f) or Section 5(g) below and such payment election becomes effective as set forth below.  If no payment election was previously made, then the current payment election shall be deemed to be a lump sum payment following the earliest to occur of the Participant’s Separation from Service, death or Disability, subject to Section 7(c) of the Plan.

(f)       Transitional Payment Elections Prior to 2009.  On or before December 31, 2008, if a Participant wishes to change his or her payment election, the Participant may do so by completing a payment election form approved by the Committee, provided that any such election (1) must be made at least 12 months before the date on which benefit payments due to a Separation from Service or upon a fixed date are scheduled to commence, (2) must be made before the Participant has a Separation from Service or a termination of service due to death or Disability, (3) shall not take effect before the date that is 12 months after the date the election is made by the Participant and accepted by the Committee, (4) does not cause a payment that would otherwise be made in the year of the election to be delayed to a later year, and (5) does not accelerate into the year in which the election is made a payment that is otherwise scheduled to be made in a later year.

(g)       Changes in Payment Elections after 2008.  On or after January 1, 2009, if a Participant wishes to change his or her payment election, the Participant may do so by completing a payment election form approved by the Committee, provided that any such election (1) must be made at least 12 months before the date on which benefit payments due to a Separation from Service or upon a fixed date are scheduled to commence, (2) must be made before the Participant has a Separation from Service or a termination of service due to death or Disability, (3) shall not take effect before the date that is 12 months after the date the election is made by the Participant and accepted by the Committee, and (4) for payments to be made other than upon death or Disability, must provide an additional deferral period of at least five years from the date such payment would otherwise have been made (or in the case of any installment payments treated as a single payment, five years from the date the first amount was scheduled to be paid).  For purposes of this Plan and clause (4) above, all installment payments under this Plan shall be treated as a single payment.

6.        Deferral Accounts.

(a)      Establishment; Crediting of Amounts Deferred.  A Stock-Denominated Deferral Account will be established for each Participant for any deferrals made by such Participant.  The amount of cash compensation or directors’ fees deferred with respect to each Stock-Denominated Deferral Account will be converted into a number of Stock Units equal to the dollar amount credited to such account, divided by the Fair Market Value of one share of Stock.  With respect to any fractional shares, the Committee or the Administrator will credit a Cash Account on behalf of the Participant with such cash amount in lieu of depositing fractional shares into the Stock-Denominated Deferral Account.

(b)      Investment Return.  Hypothetical appreciation and depreciation in the value of the Stock-Denominated Deferral Account shall be equal to the actual appreciation and depreciation of the Stock as traded on the OTC, or if the Stock ceases to trade on the OTC, as determined by the Committee, from time to time. Cash dividends and distributions with respect to Stock Units in the Stock-Denominated Deferral Account shall be credited to a Participant’s Stock-Denominated Deferral Account in the form of additional Stock Units and, as required, to the Cash Account in lieu of fractional shares.

(c)      Allocation of Hypothetical Investment. A Stock-Denominated Deferral Account shall continuously be deemed invested in Stock Units until payment of the Stock-Denominated Deferral Account pursuant to Section 7 hereof, and the Participant shall not be entitled to transfer  Stock Units into the Cash Account (or transfer amounts from the Cash Account into the Stock-Denominated Deferral Account).

(d)      Trusts.  The Committee may, in its discretion, establish one or more Trusts and deposit therein amounts of Stock not exceeding the amount of the Company’s obligations with respect to Participants’ Stock-Denominated Deferral Accounts.

7.                 Payment of Deferral Accounts.

(a)      Form of Payment. The Company shall settle a Participant’s Deferral Account, and discharge all of its obligations to pay deferred compensation under the Plan with respect to such Deferral Account, only in the form of Stock for amounts held in the Stock-Denominated Deferral Account, except as adjusted pursuant to Section 2(g) above, and cash shall be paid for amounts held in the Cash Account.  The Stock may be authorized but unissued shares, repurchased shares, treasury shares or shares purchased in the open market or in private transactions as permitted by applicable law, the Company’s Articles of Incorporation and Bylaws and as determined by the Committee.

(b)      Payment Events.  Each Participant shall be entitled to payment of his or her Deferral Account as soon as practicable after the earliest to occur of the following events selected by the Participant on his or her payment election form: (i) the date selected by the Participant for an in-service distribution payment (a date selected for an in-service distribution must be a minimum of three (3) years from the year of the first deferral subject to this election and up to one-hundred percent (100%) of a Deferral Account may be distributed upon attainment of the in-service distribution date) as indicated pursuant to the Participant’s payment election form; (ii) the Participant’s Separation from Service; (iii) the Participant’s Disability; (iv) Change in Control or (v) the Participant’s death.  A Participant’s payment election form must specify whether the payments will be made by lump sum or by installments, and the number of annual installments (with a minimum of two (2) installments and a maximum of five (5) installments), as may be directed by the Participant in his or her payment election form.  If a Participant fails to elect a lump sum or installment payments, then his or her Deferral Account shall be paid in a lump sum.

(c)      Timing of Payment Event.  Within sixty (60) days after the occurrence of a Payment Event, the Employer shall commence payment to the Participant or the Participant’s designated Beneficiary or legal representative, as the case may be, of the Participant’s Deferral Account, except as set forth below.  The Deferral Account balance shall be paid pursuant to Section 7(b) above.  Notwithstanding anything in the Plan to the contrary, if a Participant is deemed to be a Specified Employee at the time of Separation from Service, then any payments made on account of Separation from Service will be made or will commence on the first day of the month following the lapse of six (6) months after the date of the Separation from Service (or, if earlier, upon the death of a Participant).  If payments are to made in annual installments and are delayed as set forth in the preceding sentence, then (a) the number of annual installments shall remain the same, and (b) the installments payments shall be paid each year commencing as of the date set forth in the preceding sentence and on each annual anniversary of such date.  Under no circumstances may the Plan permit the acceleration of the time or schedule of any payment under the Plan in violation of Section 409A of the Code.

(d)      Amount of Each Installment Payment.  The dollar amount of each annual installment paid to a Participant or his or her Beneficiaries shall be determined by multiplying the value of the Participant’s vested Deferral Account on the Valuation Date immediately preceding such payment by a fraction.  The numerator of the fraction shall in all cases be one, and the denominator of the fraction shall be the number of annual installments remaining to be paid to the Participant or his or her Beneficiaries, including the annual installment for which the calculation is being made. For example, if a Participant elected to receive five annual installments, the amount of the first annual installment shall be 1/5th of the Participant’s vested Deferral Account, the second annual installment shall be 1/4th of the then remaining vested Deferral Account, and so on.

(e)      Beneficiary Designation.  Each Participant shall have the right to designate primary and contingent Beneficiaries to receive any payment which may be payable hereunder following the Participant’s death.  Such beneficiary designation shall be delivered in writing to the Committee, and may be changed at any time by a subsequent written notice to the Committee.  The last written designation delivered to the Committee prior to the Participant’s death shall control.  Such beneficiary designation shall become effective only when received by the Committee.  If a Participant fails to designate a Beneficiary, or if his Beneficiary designation is revoked by operation of law and he does not designate a new Beneficiary, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s Deferral Account, remaining payments shall be made to the legal representative of the Participant’s estate.  Any payment of a Participant’s Deferral Account in accordance with this Section 7(e) shall release the Employer from all future liability hereunder.

8.                 Provisions Relating to the Exchange Act.

(a)      Section 16 of the Exchange Act.  With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act:

(i)                                    Any function of the Committee under the Plan relating to such Participant shall be performed solely by the Committee if and to the extent required to ensure the availability of an exemption under Rule 16b-3 or exclusion under Rule 16a-1(c) for such Participant with respect to the Plan.

(ii)                                   To the extent necessary so that transactions by and the rights of such a Participant under the Plan are excluded from reporting under Rule 16a-1(c) (unless acknowledged by the Participant in writing with respect to a specified transaction not to be excluded), if any provision of this Plan or any rule, election form or other form, or instruction does not comply with the requirements of such rule as then applicable to such transaction or right under the Plan, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

(iii)                                  Notwithstanding the above, the Participant is responsible for his or her compliance with Section 16(a) of the Exchange Act.

(b)      Other Provisions of the Exchange Act.  Notwithstanding anything in this Plan to the contrary, the Committee, Administrator and Trustee shall not take any action that would violate Rule 10b-5 or other provisions of the Exchange Act and the Committee, Administrator and Trustee shall be authorized to delay actions required hereunder in order to comply with such statute and the regulations thereunder.

9.        Claims Procedure.

(a)       Scope of Claims Procedures.  This Section 9 is based on final regulations issued by the Department of Labor and published in the Federal Register on November 21, 2000 and codified at 29 C.F.R. Section 2560.503-1.  If any provision of this Section 9 conflicts with the requirements of those regulations, the requirements of those regulations will prevail.

(b)       Initial Claim.  The Participant or any Beneficiary who believes he or she is entitled to any benefit under the Plan (a “Claimant”) may file a claim with the Company within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred.  The Company shall review the claim itself or appoint an individual or an entity to review the claim.

(i)       Initial Decision.  The Claimant shall be notified within ninety (90) days after the claim is filed whether the claim is allowed or denied, unless the Claimant receives written notice from the Company or appointee of the Company prior to the end of the ninety (90) day period stating that special circumstances require an extension of the time for decision, with such extension not to extend beyond the day which is one hundred eighty (180) days after the day the claim is filed.

(ii)      Manner and Content of Denial of Initial Claims.  If the Company denies a claim, it must provide to the Claimant, in writing or by electronic communication:

(A)       The specific reasons for the denial;

(B)       A reference to the provision of the Plan upon which the denial is based;

(C)       A description of any additional information or material that the Claimant must provide in order to perfect the claim;

(D)       An explanation of why such additional material or information is necessary;

(E)       Notice that the Claimant has a right to request a review of the claim denial and information on the steps to be taken if the Claimant wishes to request a review of the claim denial; and

(F)       A statement of the Claimant’s right to bring a civil action under Section
                                                 502(a) of ERISA, following a denial on review of the initial denial.

(c)       Review Procedures.

(i)       Request For Review.  A request for review of a denied claim must be made in writing to the Company within sixty (60) days after receiving notice of denial.  The decision upon review will be made within sixty (60) days after the Company’s receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than one hundred twenty (120) days after receipt of a request for review.  A notice of such an extension must be provided to the Claimant within the initial sixty (60) day period and must explain the special circumstances and provide an expected date of decision.

The reviewer shall afford the Claimant an opportunity to review and receive, without charge, all relevant documents, information and records and to submit issues and comments in writing to the Company.  The reviewer shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.

(ii)      Manner and Content of Notice of Decision on Review.  Upon completion of its review of an adverse claim determination, the Company will give the Claimant, in writing or by electronic notification, a notice containing:

(A)	its decision;

(B)	the specific reasons for the decision;

(C)	the relevant provisions of this Plan on which its decision is based;

(D)	a statement that the Claimant is entitled to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information in the Company’s files which is relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits;

(E)	a statement describing the Claimant’s right to bring an action for judicial review under Section 502(a) of ERISA; and

(F)	if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination on review, a statement that a copy of the rule, guideline, protocol or other similar criterion will be provided without charge to the Claimant upon request.

(d)       Calculation of Time Periods.  For purposes of the time periods specified in this Article, the period of time during which a benefit determination is required to be made begins at the time a claim is filed in accordance with the procedures of this Plan without regard to whether all the information necessary to make a decision accompanies the claim.  If a period of time is extended due to a Claimant’s failure to submit all information necessary, the period for making the determination shall be tolled from the date the notification is sent to the Claimant until the date the Claimant responds.

10.      Statements.         The Administrator will furnish statements to each Participant reflecting the amount credited to a Participant’s Deferral Account (including the number of Stock Units credited to a Participant’s Stock-Denominated Deferral Account and any cash held in a Cash Account) and the transactions therein not less frequently than once each calendar year.

11.      Amendment/Termination.        The Board of Directors of the Company may at any time, and from time to time, amend the Plan, in whole or in part, without the consent of Participants, stockholders or any other person, provided, however, that without the consent of a Participant, no amendment shall operate to eliminate or reduce the rights of a Participant or Beneficiary to his Deferral Account or change a Participant’s previously made payment election except as set forth in the following sentence.  Notwithstanding anything in the Plan to the contrary, the Board of Directors of the Company may amend in good faith any terms of the Plan, including retroactively, in order to comply with Section 409A of the Code.  Notwithstanding the foregoing, the Board of Directors of the Company may, at any time and in its sole discretion, terminate the Plan, and such termination shall not be a distributable event. Upon the effective date of a Change in Control, the Plan shall not automatically terminate.  The terms, provisions and all obligations of the Plan shall be binding upon any and all successor(s) to the Company. The Committee shall give each Participant prompt written notice of any amendment or termination of the Plan.

12.      General Provisions.

(a)      Limits on Transfer of Awards. Other than by will or the laws of descent and distribution, no right, title or interest of any kind in the Plan shall be transferable or assignable by a Participant or his or her Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, levy, execution or other legal or equitable process, nor subject to the debts, contracts, liabilities or torts of any Participant or his or her Beneficiary.  Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or take any other action subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

(b)      Receipt and Release. Payments to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims for the cash compensation or directors’ fees deferred and relating to the Deferral Account(s) to which the payments relate against the Company or any Subsidiary thereof, the Committee, or the Administrator. The Committee or the Administrator may require a Participant or Beneficiary, as a condition to a payment, to execute a receipt and release to such effect.

(c)      Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan of deferred compensation and Participants shall rely solely on the unsecured promise of the Company for payment hereunder.  With respect to any payment not yet made to a Participant under the Plan, nothing contained in the Plan shall give a Participant any rights greater than those of a general unsecured creditor of the Company; provided however, that nothing herein shall restrict or prohibit the Committee from authorizing the creation of Trusts, including but not limited to the Trusts referred to in Section 6(e) hereof, or make other arrangements to meet the Company’s obligations under the Plan, which Trusts and/or other arrangements shall be consistent with the “unfunded” status of the Plan, unless the Committee otherwise determines with the consent of each affected Participant.

(d)      Compliance.         The Company shall impose such restrictions on Stock delivered to a Participant hereunder and any other interest constituting a security as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of the Exchange Act, the requirements of the Nasdaq National Market System or any other stock exchange or automated quotation system upon which the Stock is then listed or quoted, any state securities laws applicable to such a transfer, any provisions of the Company’s Articles of Incorporation or Bylaws, or any other law, regulation, or binding contract to which the Company is a party. A Participant who elects to participate in the Plan shall be deemed to have acknowledged and agreed to abide by any transfer restrictions imposed on the Stock by the Company. The Company shall be under no obligation to register or qualify any Stock in any jurisdiction at any time.

(e)      Other Participant Rights.  No Participant shall have any of the rights or privileges of a stockholder of the Company (including voting rights) under the Plan, including as a result of crediting of Stock Units or other amounts to a Deferral Account, or the creation of any Trust and the deposit of Stock to such Trust, except at such time as Stock may be actually delivered in settlement of a Deferral Account. All Stock held in the Trusts shall be voted by the Trustee, in his or her sole discretion. No provision of the Plan or transaction hereunder shall confer upon any Participant any right to be employed by the Company or a Subsidiary thereof, or to interfere in any way with the right of the Company or a Subsidiary to increase or decrease the amount of any compensation payable to such Participant.  Subject to the limitations set forth in Section 11(a) hereof, the Plan shall inure to the benefit of, and be binding upon, the parties hereto and their Beneficiaries and permitted successors and assigns.

(f)      Tax Withholding.  The Company and any Subsidiary shall have the right to deduct from amounts otherwise payable in settlement of a Deferral Account any sums that federal, state, local or foreign tax law requires to be withheld with respect to such payment. In order to pay such taxes, the Company may sell Stock or advance such funds, or Stock or other property may be withheld to satisfy such obligations in any case where taxation would be imposed upon delivery of such Stock and other property. All payments to Participants under this Plan shall be net of such applicable taxes.

(g)      Arbitration.  All disputes relating to the Plan shall be settled by binding arbitration utilizing the American Arbitration Association and its rules and shall be heard in the borough of Manhattan, New York City, New York. Notwithstanding the above, nothing herein shall preclude the Company from seeking equitable or injunctive relief in a court of competent jurisdiction if the action of a party would cause harm to the Company that could not be adequately compensated in damages.

(h)      Payment of Legal Fees.  All reasonable and documented legal fees and costs paid or incurred by a Participant pursuant to any dispute relating to this Agreement shall be paid or reimbursed by the Company if the Participant is successful on the merits pursuant to a legal judgment, arbitration or settlement.

(i)      Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(j)      Limitation.  A Participant and his or her Beneficiary shall assume all risk in connection with any decrease in value of his or her Stock-Denominated Deferral Account and neither the Company, the Committee nor the Administrator shall be liable or responsible therefor. Such account is not insured by the Federal Deposit Insurance Corporation or any other governmental agency and could lose some or all of its value at any time. A Participant who elects to participate in the Plan shall be deemed to have acknowledged and accepted this risk of loss of economic value.

(k)      Construction.  The captions and numbers preceding the sections of the Plan are included solely as a matter of convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of the Plan.  Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular.

(l)      Severability.  In the event that any provision of the Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

(m)      Status.  The establishment and maintenance of, or allocations and credits to, the Deferral Account(s) of any Participant shall not vest in any Participant any right, title or interest in and to any Plan assets or benefits except at the time or times and upon the terms and conditions and to the extent expressly set forth in the Plan and in accordance with the terms of the Trust.

13.       Effective Date.  This Plan was originally effective as of May 17, 2006.  The Plan is hereby amended and restated effective as of November 18, 2008.

[signature page follows]

IN WITNESS WHEREOF, this Plan as amended and restated has been executed by the duly authorized officers of the Company effective as of November 18, 2008.

ATTEST:	TRANS WORLD CORPORATION

By: /s/ Tim Matz	By: /s/ Rami S. Ramadan
Name: Tim Matz	Rami S. Ramadan, Chief Executive Officer
Title: General Counsel